                                                                    Exhibit 2.07

                                    BY-LAWS

                                      OF

                       BINDLEY WESTERN INDUSTRIES, INC.

                 (As last amended effective December 2, 2000)

                                   ARTICLE I
                                   ---------

                           Meetings of Shareholders
                           ------------------------

          Section 1.1.  Annual Meetings.
          -----------   ---------------

          (a) Annual meetings of the shareholders of the Corporation shall be held on the third Thursday of May of each year, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation at 11:00 a.m. (local time). The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following day that is not a legal holiday.

          (b) At each annual meeting, the shareholders shall elect the Directors. At any such annual meeting any business properly brought before the meeting may also be transacted.

          (c) To be properly brought before an annual meeting, business must be
     (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary, at the principal executive offices of the Corporation, not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the
                                               --------  -------
     event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such
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     business includes a proposal to amend the Restated Articles of
     Incorporation of the Corporation, the language of the proposed amendment,
     (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder in such business, and (v) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of shareholders except in accordance with this Section 1.1(c), and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder's proposal without such shareholder having made the representation required by clause
     (v) of the preceding sentence.

          Section 1.2.  Special Meetings.  Special meetings of the shareholders
          -----------   ----------------
of the Corporation may be called at any time by the Board of Directors or the Chairman of the Board and shall be called by the Board of Directors if the Secretary received written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary received one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors or the Chairman of the Board, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

          Section 1.3.  Notices.  A written notice, stating the date, time and
          -----------   -------
place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten
(10) nor more than sixty (60) days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the sixtieth (60th) day after the Corporation's receipt of the demand requiring the meeting to be called. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders.

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          Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Corporation's Restated Articles of Incorporation, merger or share exchange to which the Corporation would be a party, sale of the Corporation's assets, dissolution of the Corporation, or consideration of voting rights to be accorded to shares acquired or to be acquired in a "control share acquisition" (as such term is defined in the Indiana Business Corporation Law). Except as required by the foregoing sentence or as otherwise required by the Indiana Business Corporation Law or the Corporation's Restated Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

  A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has in the manner above provided waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

          If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

          Section 1.4.  Voting.  Except as otherwise provided by the Indiana
          -----------   ------
Business Corporation Law or the Corporation's Restated Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

          Section 1.5.  Quorum.  Unless the Corporation's Restated Articles of
          -----------   ------
Incorporation or the Indiana Business Corporation Law provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                                      -3-
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          Section 1.6. Vote Required to Take Action.  If a quorum exists as to a
          -----------  ----------------------------
matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Restated Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

          Section 1.7.  Record Date.  Only such persons shall be entitled to
          -----------   -----------
notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

          Section 1.8.  Proxies.  A shareholder may vote his shares either in
          -----------   -------
person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective Period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

          Section 1.9  Removal of Directors.  Any or all of the members of the
          -----------  --------------------
Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of shares representing a majority of the votes then entitled to be cast at an election of Directors.

          Section 1.10.  Participation by Conference Telephone.  The Chairman of
          ------------   -------------------------------------
the Board or the Board of Directors may permit any or all shareholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

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                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

          Section 2.1.  Number and Terms.  The business and affairs of the
          -----------   ----------------
Corporation shall be managed under the direction of a Board of Directors consisting of eleven (11) Directors. Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following his election.

          Despite the expiration of a Director's term, the Director shall continue to serve until his successor is elected and qualified, or until the earlier of his death, resignation, disqualification or removal, or until there is a decrease in the number of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected.

          Nominations of persons for election as Directors may be made by the Board or by any shareholder who is a shareholder of record at the time of giving of the notice of nomination provided for in this Section 2.1 and who is entitled to vote for the election of Directors. Any shareholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder's intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in Section 1.1(c) of these By-Laws, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, not less than 70 nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person

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or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a Director if so elected; and (f) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. The chairman of any meeting of shareholders to elect Directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder's nominee(s) without such shareholder having made the representation required by clause (f) of the preceding sentence.

          The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

          Section 2.2.  Quorum and Vote Required to Take Action.  A majority of
          -----------   ---------------------------------------
the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Restated Articles of Incorporation or these By-Laws.

          Section 2.3.  Annual and Regular Meetings.  The Board of Directors
          -----------   ---------------------------
shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

          Section 2.4.  Special Meetings.  Special meetings of the Board of
          -----------   ----------------
Directors may be called by any member of the Board of Directors upon not less than twenty-four (24) hours' notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 2.5.  Written Consents.  Any action required or permitted to
          -----------   ----------------
be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by

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all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 2.5 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

          Section 2.6.  Participation by Conference Telephone.  The Board of
          -----------   -------------------------------------
Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

          Section 2.7.  Committees.
          -----------   ----------

          (a) The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

          (b) To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

               (1) authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

               (2) approve or propose to shareholders action that is required to be approved by shareholders;

               (3) fill vacancies on the Board of Directors or on any of its committees;

               (4) amend the Corporation's Restated Articles of Incorporation under IC 23-1-38-2;

               (5) adopt, amend, repeal, or waive provisions of these By-Laws;

               (6) approve a plan of merger not requiring shareholder approval;
          or

               (7) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take action described in this subdivision within limits prescribed by the Board of Directors.

          (c) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.


                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

          Section 3.1.  Designation, Selection and Terms.  The officers of the
          -----------   --------------------------------
Corporation shall consist of the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer, the Executive Vice President and General Counsel, the Executive Vice President, the Treasurer, the Secretary and the Controller. The Board of Directors may also elect other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In addition, the Chairman of the Board or the President may, by a certificate of appointment creating the office and defining the duties thereof delivered to the Secretary for inclusion with the corporate records, from time to time create and appoint such assistant officers as they deem desirable. The officers of the Corporation shall be elected by the Board of Directors (or appointed by the Chairman of the Board or the President as provided above) and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board and the President who shall be members of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chairman of the Board or the President, also at the pleasure of such officers. The election or appointment of an officer does not itself create contract rights.

          Section 3.2.  Removal.  The Board of Directors may remove any officer
          -----------   -------
at any time with or without cause. An officer appointed by the Chairman of the Board or the President may also be removed at any time, with or without cause, by either of such officers. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the Chairman of the Board or the President, to the extent provided in Section 3.1 of these By-Laws).

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          Section 3.3.  Chairman of the Board.  The Chairman of the Board shall
          -----------   ---------------------
be the chief executive and principal policy-making officer of the Corporation. Subject to the authority of the Board of Directors, he shall formulate the major policies to be pursued in the administration of the Corporation's affairs. He shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are placed into effect and carried out under the direction of the President. The Chairman of the Board shall, if present, preside at all meetings of the shareholders and of the Board of Directors.

          Section 3.4.  President.  Subject to the provisions of Section 3.3,
          -----------   ---------
the President shall be the chief operating officer of the Corporation, shall exercise the powers and perform the duties which ordinarily appertain to that office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and by the Chairman of the Board, or as may be provided for in these By-Laws. In connection with the performance of his duties, he shall keep the Chairman of the Board fully informed as to all phases of the Corporation's activities. In the absence of the Chairman of the Board, the President shall preside at meetings of the shareholders and of the Board of Directors.

          Section 3.5. Executive Vice President and Chief Financial Officer.
          -----------  ----------------------------------------------------
The Executive Vice President and Chief Financial Officer shall be the chief financial officer of the Corporation and shall be responsible for the Corporation's banking relations, cash management, investments, financing, including short and long term debt, and capital expenditures and shall also be the chief accounting officer of the Corporation and be responsible for maintaining the Corporation's accounting books and records and preparing its financial statements, all subject to the supervision and direction of the Chairman of the Board or the President of the Corporation.

          Section 3.6.  Executive Vice President and General Counsel.  The
          -----------   --------------------------------------------
Executive Vice President and General Counsel shall be responsible for all of the legal and administrative affairs and ethics and compliance programs of the Corporation and shall perform such further duties as the Chairman of the Board or the President may, from time to time, prescribe or delegate.

          Section 3.7.  Executive Vice President.  The Executive Vice President
          -----------   ------------------------
shall be the chief operating officer of the Corporation's Bindley Western Drug Company division and shall perform such additional duties as are assigned or delegated to him by the Chairman of the Board or the President.

          Section 3.8.  Treasurer.  The Treasurer shall be responsible for the
          -----------   ---------
treasury function of the Corporation, including responsibility for the Corporation's taxes, subject to the supervision and direction of the Executive Vice President and Chief Financial Officer and shall have and perform such further powers and duties as the Executive Vice President and Chief Financial Officer may, from time to time, assign or delegate to him.

          Section 3.9.  Assistant Treasurer.  In the absence or inability of the
          -----------   -------------------
Treasurer, the Assistant Treasurer, if any, shall perform only such duties as are specifically assigned to him, in writing, by the Board of Directors, the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer or the Treasurer.

          Section 3.10.  Secretary.  The Secretary shall be the custodian of the
          ------------   ---------
books, papers and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by IC 23-1-52-1 (other than accounting records) and that the Corporation files with the Indiana Secretary of State the annual report required by IC 23-1-53-3. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he shall perform all of the other duties usual in the office of secretary of a corporation.

          Section 3.11.  Assistant Secretary.  In the absence or inability of
          ------------   -------------------
the Secretary, the Assistant Secretary, if any, shall perform only such duties as are provided herein or specifically assigned to him, in writing, by the Board of Directors, the Chairman of the Board, the President or the Secretary.

          Section 3.12.  Controller.  The Controller shall be the assistant
          ------------   ----------
chief accounting officer and shall assist the Executive Vice President and Chief Financial Officer in maintaining the Corporation's accounting books and records and preparing its financial statements, subject to the direction of the Executive Vice President and Chief Financial Officer.

          Section 3.13.  Salary.  The Board of Directors may, at its discretion,
          ------------   ------
from time to time, fix the salary of any officer by resolution included in the minute book of the Corporation.


                                  ARTICLE IV
                                  ----------

                                    Checks
                                    ------

          All checks, drafts or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation; and in the absence of such designation, such checks, drafts or other orders for payment shall be signed by either the President or the Treasurer.

                                   ARTICLE V
                                   ---------

                                     Loans
                                     -----

          Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.


                                  ARTICLE VI
                                  ----------

                            Execution of Documents
                            ----------------------

          The Chairman of the Board or the President may, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Restated Articles of Incorporation, or as otherwise required by law.


                                  ARTICLE VII
                                  -----------

                                     Stock
                                     -----

          Section 7.1.  Execution.  Certificates for shares of the capital stock
          -----------   ---------
of the Corporation shall be signed by the Chairman of the Board or the President and by the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

          Section 7.2.  Contents.  Each certificate shall state on its face the
          -----------   --------
name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

          Section 7.3.  Transfers.  Except as otherwise provided by law or by
          -----------   ---------
resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

          Section 7.4.  Stock Transfer Records.  There shall be entered upon the
          -----------   ----------------------
stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

          Section 7.5.  Transfer Agents and Registrars.  The Board of Directors
          -----------   ------------------------------
may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

          Section 7.6.  Loss, Destruction, or Mutilation of Certificates.  The
          -----------   ------------------------------------------------
holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

          Section 7.7.  Form of Certificates.  The form of the certificates for
          -----------   --------------------
shares of the capital stock of the Corporation shall conform to the requirements of Section 7.2 of these By-Laws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

                                 ARTICLE VIII
                                 ------------

                                     Seal
                                     ----

          The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation and "INDIANA" on the periphery thereof and the word "SEAL" in the center.


                                  ARTICLE IX
                                  ----------

                                 Miscellaneous
                                 -------------

          Section 9.1.  Indiana Business Corporation Law.  The provisions of the
          -----------   --------------------------------
Indiana Business Corporation law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

          Section 9.2.  Fiscal Year.  The fiscal year of the Corporation shall
          -----------   -----------
end on the 31st of December of each year.

          Section 9.3.  Election to be Governed by Indiana Code 23-1-43.
          -----------   -----------------------------------------------
Effective October 23, 1992, the Corporation shall be governed by the provisions of IC 23-1-43 regarding business combinations.

          Section 9.4.  Control Share Acquisition Statute.  Effective at 12:01
          -----------   ---------------------------------
a.m. on December 2, 2000, the provisions of IC 23-1-42 shall not apply to shares of the Corporation.

          Section 9.5.  Redemption of Shares Acquired in Control Share
          -----------   ----------------------------------------------
Acquisitions.  If and whenever the provisions of IC 23-1-42 apply to the
------------
Corporation, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

          (a) no acquiring person statement has been filed with the Corporation with respect to such control share acquisition in accordance with IC 23-1-42-6, or

          (b) the control shares are not accorded full voting rights by the Corporation's shareholders as provided in IC 23-1-42-9.

          A redemption pursuant to Section 9.5(a) may be made at any time during the period ending sixty (60) days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 9.5(b) may be made at any time during the period ending two (2) years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 9.5 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-Laws or adopted by resolution of the Board of Directors.

          As used in this Section 9.5, the terms "control shares", "control share acquisition", "acquiring person statement" and "acquiring person" shall have the meanings ascribed to such terms in IC 23-1-42.

          Section 9.6.  Amendments.  These By-Laws may be rescinded, changed or
          -----------   ----------
amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Restated Articles of Incorporation or by the Indiana Business Corporation Law.